Exhibit 99.1

McEwen Mining Announces Senior Management Changes

TORONTO, May 6, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX)(“McEwen Mining” or the “Company”) announces that Anna Ladd-Kruger, Chief Financial Officer, has decided to retire to focus on her health and family; she will depart after the first quarter reporting is complete and an orderly transition is in place. CFO responsibilities will be assumed on an interim basis by Perry Y. Ing until a new executive transitions into the position. Mr. Ing, CA, CPA, CFA, is an experienced executive who previously served as CFO of the Company and its predecessor from 2008 to 2015 and subsequently served as CFO of Kirkland Lake Gold and, most recently, of Mountain Province Diamonds.

Additionally, Peter Mah, Chief Operating Officer, is stepping down for personal reasons on June 3rd. Responsibility for oversight of operations will be assumed on an interim basis by William (Bill) Shaver, currently a director of the Company. Mr. Shaver, P. Eng., is a seasoned mining executive with over 50 years of management and executive experience in all facets of mine design, construction, and operations. In 1980, he was a co-founder of Dynatec Corporation, which became one of the leading contracting and mine operating groups in North America. Most recently, he served as Chief Operating Officer of INV Metals before its sale to Dundee Precious Metals.

The CEO and Board of Directors are currently preparing transition plans and a search for candidates for both roles is underway. We thank Anna and Peter for their contributions and wish them well in the future.

The focus of the Company going forward is on stabilizing its operations after a challenging period, divesting certain assets, and advancing our most significant value driver, the giant Los Azules copper project, towards key milestones (PEA, IPO, PFS).

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the Los Azules copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll-Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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